     As filed with the Securities and Exchange Commission on July 1, 1999.

                                                       Registration No. 33-88134


================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ----------------

                         POST-EFFECTIVE AMENDMENT NO. 5

                                       ON

                                    FORM S-3
                                  TO FORM SB-2

                             REGISTRATION STATEMENT

                                      Under

                           THE SECURITIES ACT OF 1933

                                ----------------

                             SEL-LEB MARKETING, INC.

             (Exact name of registrant as specified in its charter)

                                 ---------------

    New York                    495 River Street               11-3180295
(State or other             Paterson, New Jersey 07524         (IRS employer
jurisdiction of                  (973) 225-9880                identification
incorporation or        (Address, including zip code, and         number)
 organization)           telephone number, including area
                         code, of registrant's principal
                                executive offices)

                               ------------------

                                  Jan S. Mirsky
                             Sel-Leb Marketing, Inc.
                                495 River Street
                               Paterson, NJ 07524
                                 (973) 225-9880

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                               -------------------

                                    Copy to:

                            James Martin Kaplan, Esq.
                              Tenzer Greenblatt LLP
                              405 Lexington Avenue
                            New York, New York 10174
                            Telephone: (212) 885-5000
                            Facsimile: (212) 885-5001

          Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

          If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| ____

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| _____

          If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                                       CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------------------------------------------------
                                                       Proposed          Proposed
                                                        Maximum           Maximum         Amount of
Title of each Class of             Amount to be     Offering Price       Aggregate      Registration
Securities to be Registered         Registered       Per Security     Offering Price         Fee
----------------------------------------------------------------------------------------------------------
Common stock, $.01 par value
per share(1)                        677,785 (2)          $16.00         $10,844,560     $3,014.79 (3)
----------------------------------------------------------------------------------------------------------

(1) Issuable upon exercise of outstanding publicly traded redeemable warrants.

(2) Pursuant to Rule 416 of the Securities Act, there are also being registered hereunder such additional shares as may be issued to the holders of warrants because of any future stock dividends, stock distributions, stock splits or similar capital readjustments.

(3)       Previously paid.

---------------

          THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

The information in this Prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Prospectus


                  Subject to completion, dated July 1, 1999.


                             SEL-LEB MARKETING, INC.

                         677,785 Shares of Common Stock


                                The Offering:

   o We will issue the shares when the holders of our publicly-traded warrants that we sold in our 1995 initial public offering exercise the warrants.

   o  The warrants expire on July 12, 1999.

   o Eight warrants must be exercised to receive one share of common stock for an aggregate purchase price of $16.00.

   o  The holders cannot exercise their warrants for fractional shares.



          Sel-Leb's common stock is traded on the Nasdaq SmallCap Market System, under the symbol "SELB". On June 28, 1999, the last sale price of our common stock as reported on the Nasdaq SmallCap Market System was $5.00 per share.


          Investing in our securities involves a high degree of risk. See "Risk Factors" beginning on page 4.

                             ---------------------

          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.


          This prospectus is included in the registration statement that was filed by Sel-Leb with the Securities and Exchange Commission. Unless their shares are included on a previously filed and effective registration statement, holders of the public warrants cannot sell their common stock upon exercise of the warrants until that registration statement becomes effective. In addition, holders of the warrants cannot sell their common stock upon exercise of the warrants unless the shares qualify for sale or are exempt from qualification under state securities or "blue sky" laws of the states in which they reside. This prospectus is not an offer to sell the securities or the solicitation of an offer to buy the securities in any state where an offer to sell or the solicitation of an offer to buy is not permitted.


                 The date of this Prospectus is _____ ___, 1999

                                TABLE OF CONTENTS

                                                                         Page



Sel-Leb Marketing .......................................................  3
Risk Factors ............................................................  4
Use of Proceeds ......................................................... 11
Description of Securities ............................................... 12
Indemnification ......................................................... 14
Legal Matters ........................................................... 14

Experts ................................................................. 14

Where You Can Find More
  Information About Us .................................................. 15

                                SEL-LEB MARKETING


          The following is only a summary. You should carefully read the more detailed information contained elsewhere in this prospectus and incorporated by reference in this prospectus, including our financial statements and the notes to such statements. Investing in the common stock of our company involves risk. Therefore, carefully consider the information under the heading "Risk Factors" beginning on page 4. We urge you to read this prospectus in its entirety. Unless otherwise indicated, "we," "us," "our" and similar terms, as well as references to "our company" and "Sel-Leb" refer to Sel-Leb Marketing, Inc. and its subsidiary, Ales Signature, Ltd.

Our Business


          Sel-Leb is primarily engaged in the distribution and marketing of consumer merchandise to retail sellers such as mass merchandisers, discount chain stores and food, drug and electronic retailers. Our business consists of the following activities:


          o developing, marketing and selling Sel-Leb's own proprietary brands of budget-line health, beauty aid and cosmetic products, which are manufactured for us by contract manufacturers;

          o opportunistic purchasing and secondary sourcing, which involves the distribution of merchandise on a wholesale basis outside of normal distribution channels to retail merchants, of a broad range of name-brand and off-brand products such as health and beauty aids, cosmetics, fragrances, kitchen items and other household items; and

          o developing, marketing and selling, or otherwise facilitating the development, marketing or sale of, products to be promoted by celebrity spokespersons or which are related to specific television shows, and are sold to mass merchandise retailers.

Our Strategy

          Our strategy is to capitalize on increased consumer demand for value and convenience resulting from the increased acceptance by consumers of mass merchandisers, electronic retailers and other mass marketing retail outlets, as well as on the popularity of consumer products endorsed by celebrity spokespersons.

          We are also seeking to capitalize on the increased popularity of internet-based shopping services, and are currently in the process of developing a "shopping cart" web-site. As currently proposed, this web site would allow our customers to purchase our health, beauty aid and cosmetic products through credit card purchases over the internet. We currently anticipate that this web site will become operational during the summer of 1999. However, due to the fact that we are in a preliminary stage of our web site development, we cannot assure you as to the actual timing of the launch of the proposed site or, once launched, the success of the site.

                                   -----------


          Our principal executive offices are located at 495 River Street, Paterson, New Jersey 07524 and our telephone number is (973) 225-9880.

                                  RISK FACTORS

          An investment in our common stock involves a high degree of risk. You should carefully consider the risks and uncertainties described below and the other information in this prospectus before deciding whether to exercise the warrants and invest in shares of our common stock. If any of the following risks actually occur, our business, financial condition or results of operations could be materially adversely affected. This could cause the trading price of our securities to decline, and you may lose part or all of your investment.


          Certain statements in this prospectus or in the documents incorporated by reference herein constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve certain known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the factors set forth below under "Risk Factors." The words "believe," "expect," "anticipate," "intend" and "plan" and similar expressions identify forward-looking statements. We caution you not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. See "Risk Factors."

Our cash flow from operations may not be sufficient to fund our future activities, and we may therefore need additional financing to fund our operations amd expansion plans.

          Our capital requirements are significant. Based on our current operations, we anticipate that our working capital, together with anticipated cash flow from operations, will be sufficient to satisfy our contemplated cash requirements for at least 12 months. In the event that our operating results are worse then expected, or if our plans change or our other assumptions prove to be inaccurate (due to unanticipated expenses or other difficulties), we could be required to seek additional financing sooner than anticipated. We cannot assure you that we will be able to raise such funds on favorable terms. Moreover, we will need to raise additional capital to implement our expansion plans. In the event we are unable to obtain such additional funds on acceptable terms, we may determine not to enter into various expansion opportunities.

We may fail to obtain additional financing which we may need to support our operations in the future.

          We have no current arrangements with respect to, or potential sources of, additional financing, other than our new $3,300,000 credit facility with Merrill Lynch Business Financial Services, Inc., which will temporarily increase to $3,800,000 during the period from April 20, 1999 to October 31, 1999 and which expires on October 31, 2000. As of March 31, 1999, we have borrowed approximately $2,546,000 under this line of credit. Any additional financing may not be available to us when needed, on commercially reasonable terms, or at all. Any inability to obtain additional financing when needed would have a material adverse effect on us. In addition, any additional equity financing may involve substantial dilution to the interests of our then-existing stockholders.


A few of our customers account for a significant portion of our revenues. If we were to lose any of these customers, our sales would be significantly reduced, which could result in decreased profits, and the loss of any of these customers could adversely affect our business.




          Our ten largest customers accounted for approximately 70.3% of our net sales during the year ended December 31, 1998, and approximately 60.0% of our net sales for the year ended December 31, 1997. During the year ended December 31, 1998, BJ's Wholesale Club accounted for approximately 26.0% of our sales, ACI, Inc. accounted for approximately 20.0% of our sales and Hills Department Stores accounted for approximately 12.7% of our sales. We believe that we have good relationships with our customers, and that, as a consequence of our strong and, in many instances, long-term relationships with many of our customers, they will continue to do business with us. However, we have no long-term contracts with any of our customers, all of which purchase products from us pursuant to individually placed purchase orders, and we cannot assure you that our customers, including any of our largest customers, will continue to purchase merchandise from us in the future. The loss of a significant volume of purchases from a number of our customers could have a material adverse effect on our business and results of operations.


A risk of our opportunistic business is that we may not be able to sell all opportunistic merchandise acquired by us.



           In connection with our opportunistic purchasing business, which accounted for approximately 44.1% of our net sales in 1998, we acquire merchandise in negotiated purchases either directly from consumer goods manufacturers or from wholesalers, retailers, financially distressed businesses, duty-free distributors and other secondary sources. Typically, we purchase this merchandise before we have located customers for the merchandise. Although we have sold substantially all of the merchandise acquired by us through our opportunistic purchases in each of the last three fiscal years, we cannot assure you that we will be able to obtain customers for all such merchandise acquired by us in the future, or that, if we are able to secure such customers, sales to such customers will yield acceptable profit margins.


Our opportunistic business may decline if we are unable to secure a steady supply of merchandise.


          We make our opportunistic purchases of merchandise through individually placed purchase orders from manufacturers, wholesalers, retailers, financially distressed distributors and other secondary sources who typically contact us when they have excess merchandise available for sale through the secondary market. We do not have any contracts with any of the suppliers of such merchandise and depend, instead, on our ongoing relationships and prior dealings with such suppliers to obtain merchandise at favorable prices when it becomes available for sale to secondary suppliers. Although we believe that our relationships with our suppliers are good and that we would be able to locate other sources of merchandise in the event of the loss of one or more of our suppliers, we cannot assure you that our company will not experience delays or other difficulties in obtaining merchandise, which could have a material adverse effect on our business and results of operations.


Our inability to obtain adequate supplies of health, beauty aid and cosmetic merchandise from our third-party manufacturers and suppliers on a timely basis and on favorable terms could result in our suffering a loss of customers due to delays in filling orders or a decrease in profits due to higher prices charged by existing or other manufacturers and suppliers.


          All of our health, beauty aid and cosmetic products, whether sold under our own proprietary brand names or in connection with our celebrity-endorsed and television-related promotion business, are manufactured and supplied by third parties in accordance with specifications provided by us. We purchase all materials for our products (including raw materials and packaging) through individually placed purchase orders to various suppliers. Typically, materials purchased by us are delivered by the suppliers to our warehouse facilities. We then deliver such materials, on an as-needed basis, to our contract manufacturers, which are engaged by us to provide filling services and perform quality control with respect to the finished products. During the year ended December 31, 1998, one such contract manufacturer, LPD Packaging, Inc., accounted for approximately 75% of our filling services. Although we believe that our manufacturers have the capacity to produce volumes of our products sufficient to meet our foreseeable needs, we cannot assure you that these manufacturers will provide us with adequate supplies of merchandise.

          Furthermore, although we believe that we have a good relationship with our current suppliers and contract manufacturers and that we will continue to obtain raw materials from such suppliers and finished products from such manufacturers in the foreseeable future, we do not have written contracts with these suppliers and manufacturers and we cannot assure you that they will continue their relationships with us in the future. In the event we experience difficulties with or the loss of services of our present manufacturers, we believe that we would be able to retain the services of other manufacturers; however, we cannot assure you that such services could be retained on a timely basis or on terms as favorable as those with our present manufacturers. Likewise, although we have experienced no difficulty in obtaining necessary products, supplies and packaging from our suppliers and believe that we could obtain items of the same quantity and quality from other suppliers, in the event we were to experience difficulties with any of our present suppliers, we might be unable to obtain such items on a timely basis, or on terms as favorable as those with our present suppliers. The loss of any of our present manufacturers or suppliers, or any significant delays in obtaining other manufacturers or suppliers in the event of any such loss, could have an adverse effect on our business and results of operations.


Mass merchandise retail store bankruptcies and consolidations could lower our profit margins, and our business could be hurt by other trends in the retail industry.


          Several retail firms, including some of our retail customers, have filed for bankruptcy protection and we cannot assure you of their continued existence or of the continued existence of any of our retail customers. During the past three years, we have written off an immaterial amount of receivables as a result of these bankruptcies. The loss of any of our substantial customers could have a material adverse effect on our business and results of operations. In addition, store chain consolidations in the markets served by Sel-Leb may adversely affect our business by increasing the relative buying power of our retail customers, and thereby potentially limiting our flexibility to negotiate favorable business terms. In addition, the retail industry is significantly affected by many other factors, including changes in the national economy or in regional and local economies, changes in consumer preferences and confidence in the overall economy, increases in the number of retail operations and intense competition in the retail industry generally. Furthermore, factors such as inflation may have a greater effect on the retail industry than on other industries.


Our operations would be interrupted and our financial position could be damaged if we sustain a casualty or other loss at our warehouse.


          We currently warehouse substantially all of the raw materials used in connection with our proprietary brand name health, beauty aid and cosmetics products, as well as the finished products, at our warehouse. We also warehouse at our facility substantially all of the merchandise we acquire in connection with our opportunistic business. Accordingly, we are subject to the risk of the loss of all or a portion of such inventory, either as a result of theft, fire or otherwise. Although we maintain insurance which would cover any such losses (including losses associated with business interruptions) and believe that, in the event of a complete or significant loss, we would be able to replace such inventory within a period of approximately four to six months, we are subject to the risk of loss of customers during such period.

We may not be able to successfully introduce new brand name health, beauty aid and cosmetic product lines or to expand the celebrity-endorsed and television-related product area of our business.

          As part of our strategy of taking advantage of the growth in mass merchandising and value retailing, we will seek to expand our existing brand name product lines and introduce new brand name health, beauty aid and cosmetic products, thereby providing us with an ongoing supply of products and making us less reliant on third party and/or opportunistic sources of merchandise. The success of our expansion plan is dependent upon our ability to identify trends and identify and develop products that can be successfully sold to retail chains and other mass merchandisers at acceptable profit margins. We cannot assure you that we will be able to successfully develop and introduce new products under our own brand names or that any such products will meet with consumer acceptance in the marketplace or be sold at acceptable profit margins.

          We are also seeking to expand the celebrity-endorsed and television-related product area of our business. The success of our expansion plan with respect to this area of our business is dependent on our ability to retain the services of celebrities and to enter into agreements with respect to the sale of TV- related products, as well as on our ability to develop products for celebrity and television-related promotional activities which will meet with consumer acceptance.

Our proposed "shopping cart" web site will not generate any meaningful revenues if we are unable to attract customers, service orders placed by customers or satisfactorily maintain the web site infrastructure.

           We are currently in the process of developing a "shopping cart" web site which will enable consumers to make online purchases of our products. Once developed, the satisfactory performance, reliability and availability of our web site, and of the transaction-processing system and network infrastructure supporting such site, will be critical to our reputation and our ability to attract visitors to our web site and maintain adequate customer service levels. We anticipate that revenues will become partially dependent on the number of visitors who shop on our web site. Accordingly, any system interruptions that result in the unavailability of our web site could adversely affect consumer perception of our company and web site, which could have a material adverse effect on our company.

We may not have the financial, marketing and other resources to withstand competition in our different areas of business and, in addition, our celebrity-endorsed products business may face competition from entities outside of our traditional categories of competitors.

          The areas of business in which we engage are highly competitive. We believe that we compete with the following:

          o In the opportunistic purchasing area of our business, we compete with other secondary sourcers, as well as with wholesale distributors and retailers, with respect to our ability to obtain merchandise. In addition, with respect to sales of such merchandise to our customers, we compete with other secondary suppliers, as well as with manufacturers who sell directly to retail merchandisers.

          o In the proprietary brand name area of our business, we compete at the retail level with other manufacturers of budget-line health, beauty aid and cosmetic products for shelf space and promotional space.

          o In connection with our celebrity-endorsed products business, we compete with manufacturers and marketing organizations that seek out celebrities to endorse products and assist in marketing programs for their merchandise, as well as with celebrity agents who can negotiate directly with retailers in order to secure marketing contracts for the celebrities they represent. In addition, with respect to any TV-related products developed by us, such products will compete with other products sold in the retail market which relate to characters or themes of television shows or movies.

Many of our existing or potential competitors are well established companies and have or will have substantially greater financial, marketing and other resources than us. We believe that our company competes on the basis of value, product assortment and availability, service to customers and reputation, as well as on the basis of our long-standing and well-established relationships with both our suppliers and customers. However, we cannot assure you that we will be able to compete successfully in any areas of our business.


Our inability to adequately protect our trademarks and other proprietary rights could limit our ability to sell our health, beauty aid and cosmetics products.


          We currently sell our proprietary health, beauty aid and cosmetics products under various trademarks which we believe appeal to our target markets and therefore have significant value and are important to our marketing efforts. However, we cannot assure you that our marks, which often use either generic terms or words commonly associated with health, beauty aid and cosmetics products, do not or will not violate the proprietary rights of others or that our marks would be upheld, or that we would not be prevented from using our marks, if challenged. Any of the foregoing could have an adverse effect on our company. In addition, we rely on trade secrets and proprietary know-how, and employ various methods, to protect our ideas, concepts and customer database. However, such methods may not afford us complete protection. Others may independently develop similar know-how or obtain access to our know-how, ideas, concepts and database. In the event competitors independently develop or otherwise obtain access to our know-how, concepts, trade secrets or database, our company may be adversely affected.


Our opportunistic and cosmetic businesses, which depend in large part on our ongoing personal relationships and prior dealings with our customers and suppliers, and our celebrity-endorsed products business, which depends in large part on the personal contacts and efforts of our senior management, will be adversely affected if we are unable to retain our key personnel.


           Our success is largely dependent on the personal efforts of Harold Markowitz, our company's chairman of the board, Paul Sharp, our company's president and chief executive officer, Jan Mirsky, our company's executive vice president-finance, Jack Koegel, our company's vice chairman and chief operating officer, and Jorge Lazaro, our company's executive vice president. In particular, the future success of our celebrity-endorsed products line of business is dependent on the efforts of Mr. Markowitz. We have entered into an employment agreement with each of Messrs. Markowitz, Sharp, Mirsky, Koegel and Lazaro. However, the loss of services of any of such individuals could have a material adverse effect on our business and prospects.


We are effectively controlled by members of our management, whose interests may not always be aligned with yours.


          Messrs. Markowitz, Sharp, Mirsky, Koegel and Lazaro, each of whom is an officer and director of our company, beneficially own, in the aggregate, approximately 52.2% of the outstanding common stock (assuming no exercise of options or warrants held by persons other than Messrs. Markowitz, Sharp, Mirsky, Koegel and Lazaro). Accordingly, in the event such shareholders were to act in concert with respect to our operations, they would be in a position to significantly affect any vote relating to an increase in the authorized capital or the dilution, merger or sale of assets of our company, and would be in a position to generally control the affairs of our company.

The types of products sold by us subject us to potential claims for personal injury which, if not adequately covered by insurance, could significantly impair our operations and financial condition.

          While no material product liability claims have been made against us in the past, as a distributor of merchandise, including health and beauty aids, cosmetics, fragrances and household items, we could be exposed to possible liability claims from others for personal injury or property damage due to design or manufacturing defects or otherwise. We maintain a product liability insurance policy that has a $1,000,000 per occurrence limit and a $2,000,000 aggregate limit, and a $4,000,000 umbrella liability insurance policy to cover claims in excess of the limits of its products liability insurance. In addition, we believe that the suppliers from whom we purchase such merchandise, including manufacturers, maintain adequate levels of product liability insurance. We cannot assure you that our product liability insurance coverage is adequate. We maintain other insurance, including insurance relating to property and personal injury, which we believe is similar to that maintained by comparable retail businesses and in amounts which we currently consider adequate. Nevertheless, a partially or completely uninsured claim against us, if successful and of sufficient magnitude, could have a material adverse effect on our company.

Future legal or administrative actions could limit or eliminate the supply of prestige fragrances sold through our opportunistic business.

          In connection with our opportunistic business, we act as a wholesale distributor of prestige, designer fragrances, which accounted for approximately 9.3% of our net sales in 1998. Typically, we purchase these fragrances from other secondary sources such as export and import companies, duty-free distributors and department stores which are liquidating their excess inventory. We believe that a portion of the prestige fragrances purchased by us may include trademarked products manufactured in foreign countries and trademarked products manufactured in the United States that may have been sold to foreign distributors. From time to time, United States trademark owners and their licensees and trade associations have initiated litigation or administrative agency proceedings seeking to halt the importation into the United States of such foreign manufactured or previously exported trademarked products. We are not the subject of any such legal or administrative actions, and are not aware of any such threatened legal or administrative actions. However, we cannot assure you that our business activities will not become the subject of such actions in the future, or that future judicial, legislative or administrative agency action will not limit or eliminate some or all of the secondary sources of supply of prestige fragrances used by us. Although we believe that any future limitation on, or elimination of, our sources of supply of prestige fragrances for sale to our customers would not have a material adverse effect on our company, we cannot assure you that our business would not be negatively impaired.


Any inability by us or any of our key customers or suppliers to adequately address Year 2000 issues could adversely affect our ability to process orders, manage inventory and/or deliver finished products, thereby resulting in increased costs and lower profits.


          We have recognized the need to assure that our operations will not be adversely impacted by Year 2000 software failures. We have already begun to identify the revisions needed to be made to ensure that we will be able to process information beyond 1999 without disruption. The impact on our operations continues to be evaluated. New hardware and software has been purchased and our accounting programs are presently being upgraded and revised to reduce the possibility of Year 2000 failure. The installation and testing of the new programs and systems should be completed by the third quarter of 1999. We are also assessing the Year 2000 status of our major suppliers to reduce the likelihood of Year 2000 failure. Year 2000 compliance is not anticipated to have any material adverse effect on our financial position or results of operations.

         If our computer systems fail with respect to the Year 2000 issue, our internal and external reporting process could be affected, causing a material adverse effect on the business and financial condition of our company. In addition, we cannot assure you that the systems of the other companies upon which our company's systems rely will be converted or that a failure to convert by another company would not have a material adverse effect on the business and financial condition of our company.

We will probably not pay dividends and you will therefore only benefit from owning your shares if the stock value apreciates.

          We have not paid any dividends to date, other than a dividend paid in 1995 to those individuals who constituted our company's shareholders prior to our initial public offering. The 1995 dividend was paid in connection with the termination of our company's status as a subchapter S corporation. It is our intention to retain earnings, if any, to finance the operation and expansion of our business and, therefore, we do not expect to pay cash dividends in the foreseeable future. The declaration and payment of future dividends, if any, will be at the sole discretion of the board of directors and will depend upon our profitability, financial condition, cash requirements, future prospects, and other factors deemed relevant by the board of directors.


Our company's certificate of incorporation generally eliminates liability of directors and officers and may therefore discourage shareholder derivative actions and shareholder claims against directors for breaches of their duty of care.


          Our company's certificate of incorporation eliminates the liability of a director for monetary damages for breach of duty as a director, subject to certain exceptions. In addition, the Certificate of Incorporation provides for our company to indemnify, under certain conditions, directors and officers of our company against all expenses, liabilities and losses reasonably incurred by such persons in connection therewith. These provisions may reduce the likelihood of derivative litigation against directors and may discourage or deter shareholders or management from suing directors for breaches of their duty of care, even though such an action, if successful, might otherwise benefit our company and its shareholders.

A large number of shares of our common stock may be issued or become eligible for future sale into the public market, and such issuances and sales or the prospect of such issuances and sales could depress the market for our securities and interfere with our ability to raise capital.


          The possibility that substantial amounts of common stock may be sold in the public market may adversely affect the prevailing market price for our common stock and could impair our ability to raise capital through the sale of our equity securities. As of June 28, 1999, we had 1,128,259 shares of common stock outstanding, of which 609,097 shares were freely tradable without restriction or further registration under the Securities Act of 1933. All of the remaining 519,162 shares of common stock outstanding are "restricted securities," as that term is defined under Rule 144 promulgated under the Securities Act. However, all of such restricted shares are eligible for sale, pursuant to Rule 144. We cannot predict the effect, if any, that sales of shares of common stock or even the availability of such shares for sale will have on the market prices prevailing from time to time.


          There are also 721,096 shares reserved for issuance upon exercise of warrants, including the 677,785 shares which are covered by this prospectus. An additional 491,625 shares may be issued upon exercise of options granted or available for grant under our option plans. To the extent that outstanding options and warrants are exercised, dilution to the percentage ownership of our stockholders will occur, and any sales in the public market of the shares underlying such warrants and options may adversely affect prevailing market prices for our common stock. Moreover, the terms upon which we will be able to obtain additional equity may be adversely affected since the holders of the outstanding warrants and options can be expected to exercise them at a time when we would, in all likelihood, be able to obtain capital on terms more favorable to us than those provided by such securities.

The market price of our public securities has been extremely volatile, and the common stock has been relatively illiquid, thereby increasing the risk of an investment in our company.

          The market price of our common stock and public warrants have experienced significant fluctuations since our initial public offering in 1995. Our common stock and public warrants are quoted on the Nasdaq SmallCap Market System, which market has experienced, and may experience in the future, significant price and volume fluctuations which could adversely affect the market price of the common stock and public warrants without regard to our operating performance. In addition, the trading price of our common stock and warrants could be subject to significant fluctuations in response to actual or anticipated variations in our operating results, announcements by us or our competitors, factors affecting the retail industry generally, changes in national or regional economic conditions, changes in securities analysts' estimates or general economic or market conditions.

          In addition, our common stock has historically been only thinly traded on the Nasdaq SmallCap Market. Our common stock is relatively illiquid and should only be purchased by investors that can afford to lose their entire investment. We cannot assure you as to the prices at which our common stock will trade or that such prices will not be significantly below the book value per share of the common stock. Until an orderly market develops (if at all), the prices at which our common stock trade may fluctuate significantly. Prices for the common stock will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market, investor perception of us and the industry in which we participate, and general economic and market conditions.

Our inability to meet the continuing requirements for listing our securities on the Nasdaq SmallCap Market may adversely affect the market price and liquidity of our securities.

          Our common stock is listed on the Nasdaq SmallCap Market. If, at any time, we are unable to maintain the requirements for continued listing on Nasdaq, our common stock will no longer be traded on Nasdaq and trading in our securities would thereafter be conducted in the non-Nasdaq over-the-counter market. If the common stock were to cease to be listed on Nasdaq and the trading price of the common stock were to fall below $5.00 per share, trading in the common stock would become subject to the Securities and Exchange Commission's "penny stock" rules. The penny stock rules require additional disclosure by broker-dealers in connection with any trades involving a penny stock. The additional burdens imposed upon broker-dealers by such requirements could, in the event the common stock were deemed to be a penny stock, discourage broker-dealers from effecting transactions in the common stock, which could severely limit the market liquidity of the common stock and the ability of purchasers in this offering to sell the common stock in the secondary market.


                                 USE OF PROCEEDS

          The net proceeds to us from the exercise of the public warrants are estimated to be approximately $10,759,560 assuming all the warrants are exercised. However, we cannot assure you as to the number of warrants, if any, that will be exercised. We expect to use the proceeds from this offering for sales and marketing activities, general corporate purposes and working capital. In addition, depending on the amount of proceeds from this offering, we may use all or part of such proceeds to repay any indebtedness which may be outstanding under our credit facility at the time such proceeds become available to us. Pending such uses, we intend to invest the net proceeds of this offering in short-term, investment-grade, interest-bearing instruments.

                            DESCRIPTION OF SECURITIES

General


          Our authorized capital stock consists of 40,000,000 shares of common stock, par value $.01 per share, and 10,000,000 shares of preferred stock, par value $.01 per share. As of June 28, 1999, 1,128,259 shares of common stock were issued and outstanding, which were held of record by approximately 47 shareholders. No shares of preferred stock are outstanding.


Common Stock

          Holders of common stock are entitled to one vote for each share held on all matters submitted to a vote of shareholders, including the election of directors. Accordingly, holders of a majority of the shares of common stock entitled to vote in any election of directors may elect all of the directors. Holders of common stock will be entitled to share in all dividends, if any, that the board of directors, in its discretion, declares from legally available funds. In any liquidation, dissolution or winding up of Sel-Leb, each outstanding share entitles its holders to participate pro rata in all assets that remain after payment of liabilities.

          Holders of common stock have no preemptive, subscription or redemption rights. All outstanding shares of common stock are, and any common stock to be issued upon exercise of the public warrants, upon issuance and sale, will be, fully paid and nonassessable.

Preferred Stock

          Under our certificate of incorporation, we are authorized to issue up to 10,000,000 shares of preferred stock, from time to time and in one or more series, upon authorization by our board of directors. The Board of Directors, without further approval of the shareholders, is authorized to fix the dividend rights and terms, conversion rights, voting rights, redemption rights and terms, liquidation preferences, and other rights, preferences, privileges and restrictions applicable to each series of preferred stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes could, among other things, adversely affect the voting power of the holders of common stock and, under certain circumstances, make it more difficult for a third party to gain control of our company, prevent or substantially delay a change of control, discourage bids for our common stock at a premium or otherwise adversely affect the market price of the common stock.

Redeemable Warrants

          Holders of public warrants are entitled to purchase one share of common stock by exercising eight public warrants at an aggregate exercise price of $16.00, subject to adjustment in certain circumstances, until 5:00 p.m., Eastern Time, on July 12, 1999. Holders of warrants are not entitled to exercise their warrants for fractional shares of common stock.

          The warrants are redeemable by us at any time, upon notice of not less than 30 days, at a price of $.0167 per warrant. The warrant holders have the right to exercise their warrants until the close of business on the business day immediately preceding the date fixed for redemption. The exercise price and number of shares of common stock or other securities issuable on exercise of the warrants are subject to adjustment in certain circumstances, including in the event of a stock dividend, recapitalization, reorganization, merger or consolidation of our company. In addition, the warrants are subject to adjustment for issuances of common stock at prices below the market price of a share of common stock on Nasdaq. All descriptions of the warrants are qualified in their entirety by reference to the warrant agreement which is included as an exhibit to the Registration Statement of which this Prospectus is a part.

          The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (by certified check or bank draft payable to our company) to the warrant agent for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock.

          No warrants will be exercisable unless at the time of exercise we have filed a current registration statement with the Securities and Exchange Commission covering the shares of common stock issuable upon exercise of such warrants and such shares have been registered or qualified or deemed to be exempt from registration or qualification under the securities laws of the state of residence of the holder of such warrant. We will use our reasonable efforts to have all such shares so registered or qualified under state securities laws on or before the exercise date and will use our best efforts to maintain a current prospectus relating thereto until the expiration of the warrants, subject to the terms of the warrant Agreement. While it is our intention to do so, we cannot assure you that we will be able to do so. The warrants may lose some or all of their value if the underlying shares are not, or cannot be, qualified in an applicable state. You should contact us at 973-225-9880 to determine whether you can exercise the warrants in your particular state. If we are unable to qualify for sale the common stock underlying the warrants in the sates in which the various holders of the warrants then reside, a holder of the warrants may have no choice but to let the warrants expire.

          If you are one of our affiliates, you can sell the shares of common stock once you exercise the warrants only if you comply with Rule 144 of the Securities Act of 1933. Under this rule, you will be subject to certain volume limitations and requirements relating to manner of sale, notice and availability of current public information about us. "Affiliate" is defined under the Securities Act of 1933 as a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, an issuer, and in our case, would include our directors, executive officers and major stockholders. You should contact us at 973-225-9880 if you think you are one of our affiliates.

          No fractional shares will be issued upon exercise of the warrants. However, if a warrant holder exercises all warrants then owned by him, our company will pay to such warrant holder, instead of a fractional share which is otherwise issuable, an amount in cash based on the market value of the common stock on the last trading day prior to the exercise date.

Dividends

          Other than the distribution paid in 1995 in connection with the termination of Sel-Leb's status as an S Corporation, we have not declared or paid a dividend on our common stock since our inception. It is our intention to retain earnings, if any, to finance the operation and expansion of our business and, therefore, we do not expect to pay cash dividends in the foreseeable future. The declaration and payment of future dividends, if any, will be at the sole discretion of the board of directors and will depend upon our profitability, financial condition, cash requirements, future prospects, and other factors deemed relevant by the board of directors.

Transfer Agent and Registrar

          Our company's Transfer Agent and Registrar is Continental Stock Transfer & Trust Company, 2 Broadway, New York, New York 10004.

Other Existing Warrants

          There are currently outstanding non-public warrants to purchase an aggregate of 43,311 shares of common stock at an exercise price of $2.50 per share which are exercisable until March 31, 2000.

Pursuant to certain registration rights granted to the holder of these warrants, Sel-Leb has registered under the Securities Act of 1933 the shares of common stock to be issued upon exercise of such warrants.

                                 INDEMNIFICATION

          Our certificate of incorporation provides that we shall indemnify our directors and officers to the fullest extent permitted by the New York Business Corporation Law. Under the New York Business Corporation Law, no director or officer of our company will be personally liable to our company or our shareholders for damages for breach of any duty owed to our company or our shareholders, except where a judgment or other final adjudication establishes that either:

          o the director's acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law;

          o the director personally gained in fact a financial profit or other advantage to which he was not legally entitled; or

          o the director's acts involved an unlawful payment of a dividend, an unlawful stock repurchase or redemption or an unlawful distribution of assets after dissolution of our company in violation of the New York Business Corporation Law.

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted for our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by our company of expenses incurred or paid by a director, officer or controlling person of our company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

                                  LEGAL MATTERS

          The legality of the securities offered hereby was passed upon for Sel-Leb by Tenzer Greenblatt LLP, New York, New York.

                                     EXPERTS

          The financial statements incorporated in this Prospectus by reference from Sel-Leb's Annual Report on Form 10-KSB for the year ended December 31, 1998 have been audited by J. H. Cohn LLP, independent public accountants, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                  WHERE YOU CAN FIND MORE INFORMATION ABOUT US

          We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC's web site at "http://www.sec.gov".

          We have filed with the SEC an amendment on Form S-3 to a Sel-Leb registration statement to register the shares of our common stock that will be issued upon the exercise of our public warrants. This Prospectus is part of that registration statement and, as permitted by the SEC's rules, does not contain all the information included in the registration statement. For further information with respect to us and our common stock and warrants, you may refer to the registration statement and to the exhibits and schedules filed as part of that registration statement. You can review and copy the registration statement and its exhibits and schedules at the public reference facilities maintained by the SEC as described above. The registration statement, including its exhibits and schedules, is also available on the SEC's web site.

          This Prospectus may contain summaries of contracts or other documents. Because they are summaries, they will not contain all of the information that may be important to you. If you would like complete information about a contract or other document, you should read the copy filed as an exhibit to the registration statement.

          The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this Prospectus, and information that we file later with the SEC will automatically update or supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934:

                   (a) Annual Report on Form 10-KSB for the fiscal year ended December 31, 1998;

                   (b) Quarterly Report on Form 10-QSB for the quarterly period ended March 31, 1999, and

                   (c) The description of our common stock and warrants contained in our registration statement on Form 8-A declared effective July 13, 1995, together with any amendment or report filed with the SEC for the purpose of updating such description.

          You may request a copy of these filings, at no cost, by contacting us at Sel-Leb Marketing, Inc., 495 River Street, Paterson, New Jersey 07524, telephone (973) 225-9880, Attention: Jan S. Mirsky.

================================================================================

  We have not authorized any dealer, sales person or any other person to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information. This prospectus does not offer to sell or buy any securities in any jurisdiction where it is unlawful.


================================================================================


                         677,785 Shares of Common Stock


                             SEL-LEB MARKETING, INC.

                                  -------------

                                   PROSPECTUS

                                  -------------



                                               , 1999


================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution*.

          The following are the estimated expenses of the issuance and distribution of the securities being registered, all of which will be paid by the Registrant:

SEC registration fee.....................................       $         0.00
Blue Sky fees and expenses.....................................      30,000.00
Printing expenses...............................................      5,000.00
Legal fees and expenses........................................      40,000.00
Accounting fees and expenses....................................      2,000.00
Registrar and transfer agent fees and expenses..................      3,000.00
Miscellaneous  ..........................................             5,000.00
                                                                --------------
        Total.............................................      $    85,000.00
                                                                ==============

-------------------
 * All amounts are estimated except the first item.

Item 15.  Indemnification of Directors and Officers.

          Section 402(b) of the New York Business Corporation Law permits a provision in the certificate of incorporation of each corporation organized thereunder eliminating or limiting, with certain exceptions, the personal liability of a director to the corporation or its stockholders for monetary damages for certain breaches of fiduciary duty as a director. The Certificate of Incorporation of the Registrant eliminates the personal liability of directors to the fullest extent permitted by the Business Corporation Law.

          Section 722 of the Business Corporation Law (Section 722), in summary, empowers a New York corporation, within certain limitations, to indemnify its officers and directors against judgments, fines, amounts paid in settlement and reasonable expenses (including attorneys' fees) actually and necessarily incurred by them in connection with any nonderivative suit or proceeding if they acted, in good faith, for a purpose they reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to a criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful.

          With respect to derivative actions, Section 722 permits a corporation to indemnify its officers and directors against amounts paid in settlement and reasonable expenses (including attorneys' fees) actually and necessarily incurred in connection with the defense or settlement of such action, or in connection with an appeal therein, provided such person meets the standard of conduct described in the preceding paragraph, except that no indemnification is permitted in respect of (i) a threatened action, or a pending action which is settled or otherwise disposed of or (ii) any claim where such person has been found liable to the corporation, unless the court in which the action was brought approves such indemnification and determines that such person is fairly and reasonably entitled to be indemnified.

          Reference is made to Article Seventh of the certificate of incorporation of the Registrant for the provisions which the Registrant has adopted relating to indemnification of officers and directors.

          Insofar as indemnification for liabilities arising under the Securities Act of 1993, as amended (the "Securities Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to any charter provision, by-law, contract, arrangement, statute or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 16.  Exhibits

          (a)      Exhibits

Exhibit Number                                         Description
--------------                                         -----------

          3.1 Certificate of Incorporation of the Company, as amended (incorporated by reference to Exhibit 3.1 to the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1995).

          3.2 Amended and Restated By-Laws of the Company (incorporated by reference to Exhibit 3.2 to the Company's Quarterly Report on Form 10-QSB for the quarterly period ended June 30, 1995).

          4.1 Form of Certificate for Common Stock (incorporated by reference to Exhibit 4.1 to Amendment No. 2 to the Company's Registration Statement on Form SB-2 (Registration No. 33-88134), as filed with the Securities and Exchange Commission on June 28, 1995 ("Amendment No. 2")).

          4.2 Warrant Agreement dated as of July 20, 1995 with respect to the Registrant's public warrants (incorporated by reference to Exhibit 4.1 to the Company's Quarterly Report on Form 10-QSB for the quarterly period ended June 30, 1995).

          4.3 Form of public warrant certificate (incorporated by reference to Exhibit 4.3 to Amendment No. 2).

          5.1 Opinion of Tenzer Greenblatt LLP as to the legality of the securities being registered.*

          23.1              Consent of J. H. Cohn LLP.

          23.2 Consent of Tenzer Greenblatt LLP (included in opinion filed as Exhibit 5.1).
----------

*Previously filed.

Item 17.  Undertakings.

The undersigned registrant hereby undertakes:

          (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                   (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; and

                   (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                   (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 and Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (2) that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (5) that, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

          In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, in the City of Paterson, State of New Jersey, on the 30th day of June, 1999.


                                    SEL-LEB MARKETING, INC.

                                    By: /s/ Harold Markowitz
                                       ----------------------------------------
                                       Harold Markowitz, Chairman of the Board


          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 was signed by the following persons in the capacities and on the dates indicated:



        Name                                       Title                                   Date


 /s/ Harold Markowitz               Chairman of the Board and Director               June 30, 1999
------------------------------
Harold Markowitz


 /s/ Paul Sharp                     President, Chief Executive Officer and           June 30, 1999
------------------------------      Director (principal executive officer)
Paul Sharp


 /s/ Jan S. Mirsky                  Executive Vice President - Finance and           June 30, 1999
------------------------------      Director (principal financial and
Jan S. Mirsky                       accounting officer)


 /s/ Jack Koegel                    Vice Chairman of the Board, Chief                June 30, 1999
------------------------------      Operating Officer and Director
Jack Koegel


 /s/ Jorge Lazaro                   Executive Vice President, Secretary              June 30, 1999
------------------------------      and Director
Jorge Lazaro


               *                    Director                                         June 30, 1999
------------------------------
Stanley R. Goodman


               *                    Director                                         June 30, 1999
------------------------------
Edward C. Ross


               *                    Director                                         June 30, 1999
------------------------------
L. Douglas Bailey



   * By: /s/ Jan S. Mirsky
        ----------------------
       Jan S. Mirsky
       Attorney-in-Fact